PRICING SUPPLEMENT NO. 95-36 Dated January 10, 1996     Rule 424(b)(2)
To Prospectus Supplement Dated March 2, 1995         File No. 33-57541


                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)


UBS Securities Inc. purchased $50,000,000 principal amount of these Medium-Term Notes, Series H, maturing on January 16, 1997, at a principal price of $50,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  January 16, 1997       Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Quarterly
Specify Other Base Rate:  N/A
                                       Interest Reset Dates:
Index Maturity:  3-month               Same as Interest Payment Dates

Spread: minus 0.07%                    Settlement Date (Issue Date):
                                         January 16, 1996
Spread Multiplier:  N/A
                                       Calculation Agent:
Maximum Interest Rate: N/A             Chase Manhattan Bank, N.A.

Minimum Interest Rate: N/A             Optional Repayment Date(s):
                                         N/A
Interest Payment Dates:
  April 16, 1996                       Additional Terms:
  July 16, 1996                        For the purposes of the Notes
  October 16, 1996                     contemplated hereunder interest
  January 16, 1997                     payments will include interest
                                       accrued to, but excluding, the
Initial Interest Rate:                 Interest Payment Date.
  Determined as if the Settlement
  Date was an Interest Reset Date.